Exhibit 99.1

1Q 2023

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

Corporate Office Properties Trust
Supplemental Information & Earnings Release - Unaudited
For the Period Ended 3/31/23

Overview:	Section I
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	5

Financial Statements:	Section II
Consolidated Balance Sheets	6
Consolidated Statements of Operations	7
Funds from Operations	8
Diluted Share and Unit Computations	9
Adjusted Funds from Operations	10
EBITDAre and Adjusted EBITDA	11

Portfolio Information:	Section III
Properties by Segment	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
NOI from Real Estate Operations and Occupancy by Property Grouping	15
Same Properties Average Occupancy Rates by Segment	16
Same Properties Period End Occupancy Rates by Segment	16
Same Properties Real Estate Revenues and NOI by Segment	17
Same Properties Cash NOI by Segment	18
Leasing	19
Lease Expiration Analysis	20
2023 Core Portfolio Quarterly Lease Expiration Analysis	22
Top 20 Tenants	23

Investing Activity:	Section IV
Property Dispositions	24
Summary of Development Projects	25
Development Placed in Service	26
Summary of Land Owned/Controlled	27

Capitalization:	Section V
Capitalization Overview	28
Summary of Outstanding Debt	29
Debt Analysis	31
Consolidated Real Estate Joint Ventures	32
Unconsolidated Real Estate Joint Ventures	33	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

Reconciliations & Definitions	Section VI
Supplementary Reconciliations of Non-GAAP Measures	34
Definitions	38

Earnings Release:	i

Corporate Office Properties Trust
Summary Description
The Company
Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of March 31, 2023, we derived 90% of our core portfolio annualized rental revenue from Defense/IT Locations and 10% from Regional Office Properties. As of March 31, 2023, our core portfolio of 192 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.9 million square feet and was 95.1% leased.

Management	Investor Relations
Stephen E. Budorick, President + CEO	Venkat Kommineni, VP
Anthony Mifsud, EVP + CFO	443.285.5587 // venkat.kommineni@copt.com

Michelle Layne, Manager
443.285.5452 // michelle.layne@copt.com

Corporate Credit Rating
Fitch: BBB- Stable // Moody’s: Baa3 Stable // S&P: BBB- Stable

Disclosure Statement
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Camille Bonnel	416-369-2140	camille.bonnel@bofa.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Citigroup Global Markets	Michael Griffin	212-816-5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949-640-8780	dburzinski@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212-336-7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
SMBC Nikko Securities America, Inc.	Rich Anderson	646-521-2351	randerson@smbcnikko-si.com
Truist Securities	Michael Lewis	212-319-5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Refinitiv. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended
SUMMARY OF RESULTS	Refer.	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Net income	7	$80,398	$52,087	$32,316	$33,595	$60,824
NOI from real estate operations	13	$93,903	$93,810	$91,096	$90,210	$87,188
Same Properties NOI	17	$84,452	$84,795	$84,485	$83,607	$81,426
Same Properties cash NOI	18	$83,194	$82,808	$82,228	$80,407	$76,787
Adjusted EBITDA	11	$87,443	$87,787	$86,386	$85,298	$82,238
FFO per NAREIT	8	$68,816	$70,282	$68,071	$68,951	$67,035
Diluted AFFO avail. to common share and unit holders	10	$38,616	$26,122	$53,439	$50,427	$48,425
Dividend per common share	N/A	$0.285	$0.275	$0.275	$0.275	$0.275

Per share - diluted:
EPS	9	$0.70	$0.45	$0.27	$0.29	$0.52
FFO - Nareit	9	$0.59	$0.60	$0.58	$0.59	$0.58
FFO - as adjusted for comparability	9	$0.59	$0.60	$0.58	$0.59	$0.58

Numerators for diluted per share amounts:
Diluted EPS	7	$78,467	$50,290	$30,806	$32,205	$59,099
Diluted FFO available to common share and unit holders	8	$67,651	$68,696	$66,391	$67,447	$65,652
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$67,651	$68,794	$66,595	$67,584	$65,992

Corporate Office Properties Trust
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	Three Months Ended
PAYOUT RATIOS AND CAPITALIZATION	Refer.	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
GAAP
Payout ratio:
Net income	N/A	40.6%	60.3%	97.1%	93.4%	51.6%

Capitalization and debt ratios:
Total assets	6	$4,177,992	$4,257,275	$4,269,329	$4,185,193	$4,132,026
Total equity	6	$1,768,814	$1,721,455	$1,700,666	$1,695,951	$1,690,536
Debt per balance sheet	6	$2,123,012	$2,231,794	$2,269,834	$2,177,811	$2,156,784
Debt to assets	31	50.8%	52.4%	53.2%	52.0%	52.2%
Net income to interest expense ratio	31	4.9x	3.1x	2.1x	2.3x	4.2x
Debt to net income ratio	31	6.6x	10.7x	17.6x	16.2x	8.9x

Non-GAAP
Payout ratios:
Diluted FFO	N/A	47.9%	45.5%	47.1%	46.3%	47.6%
Diluted FFO - as adjusted for comparability	N/A	47.9%	45.4%	46.9%	46.3%	47.4%
Diluted AFFO	N/A	83.9%	119.7%	58.5%	62.0%	64.5%

Capitalization and debt ratios:
Total Market Capitalization	28	$4,856,761	$5,214,423	$4,943,129	$5,189,816	$5,437,327
Total Equity Market Capitalization	28	$2,711,499	$2,959,469	$2,650,311	$2,988,148	$3,255,815
Net debt	31	$2,181,408	$2,294,261	$2,305,878	$2,206,726	$2,187,957
Net debt to adjusted book	31	38.1%	39.8%	40.3%	39.4%	39.7%
Adjusted EBITDA fixed charge coverage ratio	31	5.0x	4.7x	5.1x	5.3x	5.2x
Net debt to in-place adj. EBITDA ratio	31	6.2x	6.3x	6.7x	6.4x	6.6x
Pro forma net debt to in-place adjusted EBITDA ratio (1)	N/A	N/A	6.0x	N/A	N/A	N/A
Net debt adjusted for fully-leased development to in-place adj. EBITDA ratio	31	5.8x	6.1x	5.9x	5.8x	6.1x
Pro forma net debt adj. for fully-leased development to in-place adj. EBITDA ratio (1)	N/A	N/A	5.7x	N/A	N/A	N/A
(1)Includes, for the 12/31/22 period, adjustments associated with our sale on 1/10/23 of a 90% interest in three data center shell properties.

Corporate Office Properties Trust
Selected Portfolio Data (1)

	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
# of Properties
Total Portfolio	194	194	188	188	188
Consolidated Portfolio	170	173	169	169	169
Core Portfolio	192	192	186	186	186
Same Properties	180	180	180	180	180

% Occupied
Total Portfolio	92.8%	92.7%	92.7%	91.6%	92.0%
Consolidated Portfolio	91.2%	91.4%	91.4%	90.2%	90.7%
Core Portfolio	92.9%	92.8%	92.8%	91.8%	92.2%
Same Properties	92.1%	92.0%	92.2%	91.1%	91.5%

% Leased
Total Portfolio	95.0%	95.2%	94.9%	93.6%	93.9%
Consolidated Portfolio	93.9%	94.3%	94.0%	92.5%	92.8%
Core Portfolio	95.1%	95.3%	95.0%	93.7%	94.1%
Same Properties	94.5%	94.7%	94.5%	93.2%	93.5%

Square Feet (in thousands)
Total Portfolio	23,020	23,006	22,085	22,089	22,006
Consolidated Portfolio	18,725	19,458	18,903	18,907	18,824
Core Portfolio	22,863	22,849	21,928	21,932	21,849
Same Properties	20,608	20,608	20,608	20,608	20,608

(1)Includes properties owned through unconsolidated real estate joint ventures (see page 33).

Corporate Office Properties Trust
Consolidated Balance Sheets
(in thousands)

	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Assets
Properties, net:
Operating properties, net	$3,272,873	$3,258,899	$3,169,992	$3,180,790	$3,167,851
Development and redevelopment in progress, including land (1)	151,910	109,332	320,354	258,222	194,412
Land held (1)	189,292	188,167	201,065	200,739	218,018
Total properties, net	3,614,075	3,556,398	3,691,411	3,639,751	3,580,281
Property - operating right-of-use assets	42,808	37,020	37,541	38,056	38,566
Assets held for sale, net	—	161,286	—	—	—
Cash and cash equivalents	15,199	12,337	12,643	20,735	19,347
Investment in unconsolidated real estate joint ventures	42,279	21,460	38,644	39,017	39,440
Accounts receivable, net	46,149	43,334	39,720	31,554	42,596
Deferred rent receivable	130,153	125,147	124,146	121,015	114,952
Lease incentives, net	49,679	49,757	49,083	50,871	52,089
Deferred leasing costs, net	68,930	69,339	68,122	68,004	65,660
Investing receivables, net	85,499	84,621	102,550	84,885	82,417
Prepaid expenses and other assets, net	83,221	96,576	105,469	91,305	96,678
Total assets	$4,177,992	$4,257,275	$4,269,329	$4,185,193	$4,132,026
Liabilities and equity
Liabilities:
Debt	$2,123,012	$2,231,794	$2,269,834	$2,177,811	$2,156,784
Accounts payable and accrued expenses	128,509	157,998	156,815	177,180	144,974
Rents received in advance and security deposits	34,653	30,016	29,056	27,745	29,082
Dividends and distributions payable	32,630	31,400	31,407	31,400	31,402
Deferred revenue associated with operating leases	9,022	11,004	9,382	8,416	8,241
Property - operating lease liabilities	34,896	28,759	29,088	29,412	29,729
Other liabilities	21,008	18,556	17,634	10,526	14,458
Total liabilities	2,383,730	2,509,527	2,543,216	2,462,490	2,414,670
Redeemable noncontrolling interests	25,448	26,293	25,447	26,752	26,820
Equity:
COPT’s shareholders’ equity:
Common shares	1,125	1,124	1,124	1,124	1,124
Additional paid-in capital	2,484,501	2,486,116	2,484,702	2,481,139	2,479,119
Cumulative distributions in excess of net income	(760,820)	(807,508)	(827,072)	(827,076)	(828,473)
Accumulated other comprehensive income (loss)	1,353	2,071	2,632	1,806	164
Total COPT’s shareholders’ equity	1,726,159	1,681,803	1,661,386	1,656,993	1,651,934
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	29,268	25,808	25,524	25,505	25,285
Other consolidated entities	13,387	13,844	13,756	13,453	13,317
Total noncontrolling interests in subsidiaries	42,655	39,652	39,280	38,958	38,602
Total equity	1,768,814	1,721,455	1,700,666	1,695,951	1,690,536
Total liabilities, redeemable noncontrolling interests and equity	$4,177,992	$4,257,275	$4,269,329	$4,185,193	$4,132,026
(1)Refer to pages 25 and 27 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands)

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Revenues
Lease revenue	$150,560	$150,022	$146,481	$142,277	$141,389
Other property revenue	1,121	1,163	1,206	969	891
Construction contract and other service revenues	15,820	24,062	34,813	42,557	53,200
Total revenues	167,501	175,247	182,500	185,803	195,480
Operating expenses
Property operating expenses	59,420	58,470	57,663	54,116	57,181
Depreciation and amortization associated with real estate operations	36,995	36,907	35,247	34,812	34,264
Construction contract and other service expenses	15,201	23,454	33,555	41,304	51,650
General and administrative expenses	7,996	7,766	6,558	6,467	6,670
Leasing expenses	1,999	2,235	2,340	1,888	1,874
Business development expenses and land carry costs	495	1,157	552	701	783
Total operating expenses	122,106	129,989	135,915	139,288	152,422
Interest expense	(16,442)	(16,819)	(15,123)	(14,808)	(14,424)
Interest and other income	2,323	3,340	2,290	1,818	1,893
Credit loss (expense) recoveries	(67)	1,331	(1,693)	(225)	316
Gain on sales of real estate	49,378	19,238	16	(19)	15
Loss on early extinguishment of debt	—	(267)	—	—	(342)
Income from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	80,587	52,081	32,075	33,281	30,516
Equity in (loss) income of unconsolidated entities	(64)	229	308	318	888
Income tax expense	(125)	(223)	(67)	(4)	(153)
Income from continuing operations	80,398	52,087	32,316	33,595	31,251
Discontinued operations	—	—	—	—	29,573
Net income	80,398	52,087	32,316	33,595	60,824
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(1,293)	(775)	(476)	(496)	(856)
Other consolidated entities	(326)	(833)	(919)	(789)	(649)
Net income attributable to common shareholders	$78,779	$50,479	$30,921	$32,310	$59,319
Amount allocable to share-based compensation awards	(248)	(129)	(75)	(75)	(181)
Redeemable noncontrolling interests	(64)	(60)	(40)	(30)	(39)
Numerator for diluted EPS	$78,467	$50,290	$30,806	$32,205	$59,099

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Net income	$80,398	$52,087	$32,316	$33,595	$60,824
Real estate-related depreciation and amortization	36,995	36,907	35,247	34,812	34,264
Gain on sales of real estate (1)	(49,378)	(19,238)	(16)	19	(28,579)
Depreciation and amortization on unconsolidated real estate JVs (2)	801	526	524	525	526
FFO - per Nareit (3)	68,816	70,282	68,071	68,951	67,035
FFO allocable to other noncontrolling interests (4)	(708)	(1,227)	(1,348)	(1,178)	(1,042)
Basic FFO allocable to share-based compensation awards	(466)	(360)	(354)	(357)	(362)
Basic FFO available to common share and common unit holders (3)	67,642	68,695	66,369	67,416	65,631
Redeemable noncontrolling interests	(30)	(27)	(5)	4	(6)
Diluted FFO adjustments allocable to share-based compensation awards	39	28	27	27	27
Diluted FFO available to common share and common unit holders - per Nareit (3)	67,651	68,696	66,391	67,447	65,652
Loss on early extinguishment of debt	—	267	—	—	342
Gain on early extinguishment of debt on unconsolidated real estate JVs (2)	—	(168)	—	—	—
Executive transition costs	—	—	206	137	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	(1)	(2)	—	(2)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$67,651	$68,794	$66,595	$67,584	$65,992

(1)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.
(2)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 32.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands, except per share data)

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
EPS Denominator:
Weighted average common shares - basic	112,127	112,096	112,093	112,082	112,020
Dilutive effect of share-based compensation awards	410	435	433	429	426
Dilutive effect of redeemable noncontrolling interests	91	102	105	126	132
Weighted average common shares - diluted	112,628	112,633	112,631	112,637	112,578
Diluted EPS	$0.70	$0.45	$0.27	$0.29	$0.52

Weighted Average Shares for period ended:
Common shares	112,127	112,096	112,093	112,082	112,020
Dilutive effect of share-based compensation awards	410	435	433	429	426
Common units	1,489	1,476	1,477	1,476	1,384
Redeemable noncontrolling interests	91	102	105	126	132
Denominator for diluted FFO per share and as adjusted for comparability	114,117	114,109	114,108	114,113	113,962
Weighted average common units	(1,489)	(1,476)	(1,477)	(1,476)	(1,384)
Denominator for diluted EPS	112,628	112,633	112,631	112,637	112,578
Diluted FFO per share - Nareit (1)	$0.59	$0.60	$0.58	$0.59	$0.58
Diluted FFO per share - as adjusted for comparability (1)	$0.59	$0.60	$0.58	$0.59	$0.58

(1)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$67,651	$68,794	$66,595	$67,584	$65,992
Straight line rent adjustments and lease incentive amortization	(3,516)	(3,043)	605	(3,198)	(3,189)
Amortization of intangibles and other assets included in NOI	(19)	15	50	49	(372)
Share-based compensation, net of amounts capitalized	1,733	2,247	2,188	2,154	2,111
Amortization of deferred financing costs	632	619	540	541	597
Amortization of net debt discounts, net of amounts capitalized	618	615	612	608	605
Replacement capital expenditures (1)	(28,210)	(43,283)	(17,528)	(17,717)	(17,358)
Other	(273)	158	377	406	39
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$38,616	$26,122	$53,439	$50,427	$48,425

Replacement capital expenditures (1)
Tenant improvements and incentives	$19,986	$33,439	$8,848	$10,655	$10,010
Building improvements	2,141	8,468	7,477	6,751	6,832
Leasing costs	1,750	4,389	3,073	1,748	2,270
Net additions to (exclusions from) tenant improvements and incentives	4,839	(75)	(57)	474	1,808
Excluded building improvements and leasing costs	(506)	(2,938)	(1,813)	(1,911)	(3,562)
Replacement capital expenditures	$28,210	$43,283	$17,528	$17,717	$17,358

(1)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Net income	$80,398	$52,087	$32,316	$33,595	$60,824
Interest expense	16,442	16,819	15,123	14,808	14,424
Income tax expense	125	223	67	4	153
Real estate-related depreciation and amortization	36,995	36,907	35,247	34,812	34,264
Other depreciation and amortization	602	602	602	552	607
Gain on sales of real estate (1)	(49,378)	(19,238)	(16)	19	(28,579)
Adjustments from unconsolidated real estate JVs	1,704	1,033	762	760	758
EBITDAre (2)	86,888	88,433	84,101	84,550	82,451
Loss on early extinguishment of debt	—	267	—	—	342
Gain on early extinguishment of debt on unconsolidated real estate JVs	—	(168)	—	—	—
Net gain on other investments	—	(595)	—	1	(565)
Credit loss expense (recoveries)	67	(1,331)	1,693	225	(316)
Business development expenses	241	794	386	385	326
Executive transition costs	247	387	206	137	—
Adjusted EBITDA (2)	87,443	87,787	86,386	85,298	82,238
Pro forma NOI adjustment for property changes within period	(318)	2,704	—	127	579
Change in collectability of deferred rental revenue	899	—	13	231	—
In-place adjusted EBITDA (2)	88,024	90,491	86,399	85,656	82,817
Pro forma NOI adjustment from subsequent event transactions (3)	N/A	(2,903)	N/A	N/A	N/A
Pro forma in-place adjusted EBITDA (2)	$88,024	$87,588	$86,399	$85,656	$82,817

(1)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Includes, for the 12/31/22 period, NOI adjustment from our sale on 1/10/23 of a 90% interest in three data center shell properties.

Corporate Office Properties Trust
Properties by Segment - 3/31/23
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio:
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	33	4,108	94.5%	98.5%
Howard County	35	2,861	92.2%	95.0%
Other	23	1,725	93.1%	93.9%
Total Fort Meade/BW Corridor	91	8,694	93.4%	96.4%
Northern Virginia (“NoVA”) Defense/IT	16	2,499	90.7%	93.0%
Lackland AFB (San Antonio, Texas)	8	1,060	100.0%	100.0%
Navy Support	22	1,273	87.8%	88.2%
Redstone Arsenal (Huntsville, Alabama)	21	2,069	89.8%	97.3%
Data Center Shells:
Consolidated Properties	4	988	100.0%	100.0%
Unconsolidated JV Properties (1)	24	4,295	100.0%	100.0%
Total Defense/IT Locations	186	20,878	94.4%	96.7%
Regional Office	6	1,985	77.4%	78.6%
Core Portfolio	192	22,863	92.9%	95.1%
Other	2	157	80.1%	82.3%
Total Portfolio	194	23,020	92.8%	95.0%
Consolidated Portfolio	170	18,725	91.2%	93.9%
(1)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$69,777	$69,778	$69,209	$67,589	$67,214
NoVA Defense/IT	19,829	18,695	18,611	18,103	18,576
Lackland Air Force Base	15,605	17,118	15,951	15,129	14,713
Navy Support	7,925	8,247	8,253	8,085	8,169
Redstone Arsenal	13,414	10,114	9,976	9,308	9,195
Data Center Shells-Consolidated	6,692	10,008	9,069	9,140	7,505
Total Defense/IT Locations	133,242	133,960	131,069	127,354	125,372
Regional Office	16,054	15,374	14,739	14,121	15,082
Wholesale Data Center	—	—	—	—	1,980
Other	2,385	1,851	1,879	1,771	1,826
Consolidated real estate revenues (1)	$151,681	$151,185	$147,687	$143,246	$144,260

NOI from real estate operations (2)
Defense/IT Locations:
Fort Meade/BW Corridor	$45,257	$45,784	$44,759	$44,090	$41,430
NoVA Defense/IT	12,257	11,862	11,835	11,946	11,707
Lackland Air Force Base	7,660	7,690	7,670	7,609	7,641
Navy Support	4,382	4,712	4,588	4,755	4,698
Redstone Arsenal	8,778	6,204	5,652	5,677	5,460
Data Center Shells:
Consolidated properties	6,098	8,951	7,953	7,951	6,495
COPT’s share of unconsolidated real estate JVs	1,642	1,095	1,072	1,080	1,080
Total Defense/IT Locations	86,074	86,298	83,529	83,108	78,511
Regional Office	7,203	6,984	6,975	6,493	7,152
Wholesale Data Center	—	(4)	—	50	955
Other	626	532	592	559	570
NOI from real estate operations (1)	$93,903	$93,810	$91,096	$90,210	$87,188

(1)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Cash NOI by Segment
(in thousands)

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Cash NOI from real estate operations (1)
Defense/IT Locations:
Fort Meade/BW Corridor	$43,662	$45,106	$44,723	$43,613	$41,271
NoVA Defense/IT	11,423	10,274	10,197	10,260	10,150
Lackland Air Force Base	7,915	7,889	7,757	7,666	7,711
Navy Support	5,023	5,257	4,951	4,922	4,846
Redstone Arsenal	4,988	5,263	4,631	4,789	4,593
Data Center Shells:
Consolidated properties	5,379	6,960	7,020	6,528	5,468
COPT’s share of unconsolidated real estate JVs	1,351	1,012	985	988	982
Total Defense/IT Locations	79,741	81,761	80,264	78,766	75,021
Regional Office	6,856	6,259	6,926	6,114	5,157
Wholesale Data Center	—	(4)	—	50	964
Other	727	617	680	638	599
Cash NOI from real estate operations (2)	$87,324	$88,633	$87,870	$85,568	$81,741

(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 3/31/23
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended
Core Portfolio:
Same Properties: (4)
Consolidated properties	159	17,269	90.8%	93.6%	$557,325	91.4%	$83,004
Unconsolidated real estate JV	19	3,182	100.0%	100.0%	4,846	0.8%	1,076
Total Same Properties in Core Portfolio	178	20,451	92.2%	94.6%	562,171	92.2%	84,080
Properties Placed in Service (5)	9	1,299	98.4%	98.7%	36,881	6.1%	8,286
Other unconsolidated JV properties (6)	5	1,113	100.0%	100.0%	1,795	0.3%	911
Total Core Portfolio	192	22,863	92.9%	95.1%	600,847	98.6%	93,277
Other	2	157	80.1%	82.3%	8,604	1.4%	626
Total Portfolio	194	23,020	92.8%	95.0%	$609,451	100.0%	$93,903
Consolidated Portfolio	170	18,725	91.2%	93.9%	$602,809	98.9%	$92,261

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)
Property Grouping							Three Months Ended
Core Portfolio:
Defense/IT Locations: (7)
Consolidated properties	162	16,583	93.0%	95.8%	$535,923	89.2%	$84,432
Unconsolidated real estate JVs	24	4,295	100.0%	100.0%	6,641	1.1%	1,642
Total Defense/IT Locations	186	20,878	94.4%	96.7%	542,564	90.3%	86,074
Regional Office	6	1,985	77.4%	78.6%	58,283	9.7%	7,203
Total Core Portfolio	192	22,863	92.9%	95.1%	$600,847	100.0%	$93,277

(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Includes properties stably owned and 100% operational since at least 1/1/22.
(5)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/22.
(6)Includes data center shell properties in which we sold ownership interests and retained 10% interests through unconsolidated real estate JVs in 2023 and 2022. See page 33 for additional disclosure regarding these JVs.
(7)For three data center shell properties in which we sold a 90% interest and retained a 10% interest through an unconsolidated real estate JV on 1/10/23, the associated activity prior to sale is included in consolidated properties and the activity thereafter is included in unconsolidated real estate JVs.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended
			3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	90	8,512	92.9%	92.5%	91.9%	90.5%	89.6%
NoVA Defense/IT	16	2,499	90.6%	89.9%	89.3%	88.3%	88.7%
Lackland Air Force Base	8	1,060	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	88.9%	90.4%	91.3%	91.2%	92.9%
Redstone Arsenal	16	1,511	87.0%	87.6%	87.8%	87.6%	90.8%
Data Center Shells:
Consolidated properties	2	458	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	19	3,182	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	172	18,466	93.6%	93.5%	93.2%	92.4%	92.4%
Regional Office	6	1,985	78.5%	80.3%	81.1%	80.2%	81.7%
Core Portfolio Same Properties	178	20,451	92.2%	92.2%	92.1%	91.2%	91.4%
Other Same Properties	2	157	80.1%	75.5%	75.5%	70.7%	66.2%
Total Same Properties	180	20,608	92.1%	92.1%	91.9%	91.1%	91.2%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	90	8,512	93.3%	92.5%	92.2%	90.5%	90.2%
NoVA Defense/IT	16	2,499	90.7%	90.0%	89.9%	88.2%	88.6%
Lackland Air Force Base	8	1,060	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	88.4%	89.7%	91.4%	91.2%	92.8%
Redstone Arsenal	16	1,511	86.7%	88.0%	88.1%	87.6%	91.2%
Data Center Shells:
Consolidated properties	2	458	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	19	3,182	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	172	18,466	93.8%	93.5%	93.5%	92.4%	92.7%
Regional Office	6	1,985	77.4%	79.0%	81.5%	80.2%	81.8%
Core Portfolio Same Properties	178	20,451	92.2%	92.1%	92.3%	91.2%	91.7%
Other Same Properties	2	157	80.1%	75.5%	75.5%	75.5%	66.2%
Total Same Properties	180	20,608	92.1%	92.0%	92.2%	91.1%	91.5%

(1)Includes properties stably owned and 100% operational since at least 1/1/22.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$68,112	$68,673	$69,183	$67,586	$67,214
NoVA Defense/IT	19,829	18,695	18,611	18,103	18,576
Lackland Air Force Base	15,605	17,118	15,951	15,129	14,713
Navy Support	7,771	8,092	8,098	7,931	8,155
Redstone Arsenal	9,499	9,204	9,310	8,853	9,057
Data Center Shells-Consolidated	2,505	2,395	2,379	2,389	2,397
Total Defense/IT Locations	123,321	124,177	123,532	119,991	120,112
Regional Office	16,054	15,374	14,739	14,121	15,082
Other	736	685	764	645	659
Same Properties real estate revenues	$140,111	$140,236	$139,035	$134,757	$135,853

Same Properties NOI from real estate operations (“NOI”)
Defense/IT Locations:
Fort Meade/BW Corridor	$43,887	$44,858	$44,760	$44,090	$41,430
NoVA Defense/IT	12,257	11,862	11,835	11,946	11,707
Lackland Air Force Base	7,660	7,690	7,670	7,609	7,641
Navy Support	4,293	4,610	4,487	4,640	4,684
Redstone Arsenal	5,465	5,307	5,280	5,383	5,394
Data Center Shells:
Consolidated properties	2,238	2,088	2,032	2,033	2,033
COPT’s share of unconsolidated real estate JVs	1,076	1,076	1,072	1,080	1,080
Total Defense/IT Locations	76,876	77,491	77,136	76,781	73,969
Regional Office	7,203	6,984	6,975	6,493	7,152
Other	373	320	374	333	305
Same Properties NOI (1)	$84,452	$84,795	$84,485	$83,607	$81,426

(1)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Same Properties cash NOI from real estate operations (“cash NOI”)
Defense/IT Locations:
Fort Meade/BW Corridor	$43,949	$45,285	$44,723	$43,613	$41,271
NoVA Defense/IT	11,423	10,274	10,197	10,260	10,150
Lackland Air Force Base	7,915	7,889	7,757	7,666	7,711
Navy Support	4,940	5,163	4,857	4,813	4,833
Redstone Arsenal	4,704	4,746	4,582	4,811	4,628
Data Center Shells:
Consolidated properties	2,020	1,866	1,810	1,801	1,793
COPT’s share of unconsolidated real estate JVs	1,000	994	986	988	982
Total Defense/IT Locations	75,951	76,217	74,912	73,952	71,368
Regional Office	6,856	6,259	6,926	6,114	5,157
Other Properties	387	332	390	341	262
Same Properties cash NOI (1)	$83,194	$82,808	$82,228	$80,407	$76,787
Percentage change in total Same Properties cash NOI (2)	8.3%
Percentage change in Defense/IT Locations Same Properties cash NOI (2)	6.4%

(1)Refer to the section entitled “Supplemental Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing (1)(2)
Three Months Ended 3/31/23
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	91	16	86	—	—	194	—	—	194
Expiring Square Feet	108	36	105	—	—	249	55	—	303
Vacating Square Feet	17	20	18	—	—	55	55	—	109
Retention Rate (% based upon square feet)	84.5%	45.4%	82.5%	—%	—%	77.9%	—%	—%	63.9%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$2.90	$1.77	$2.24	$—	$—	$2.51	$—	$—	$2.51
Weighted Average Lease Term in Years	2.9	2.1	2.5	—	—	2.7	—	—	2.7
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$35.02	$39.63	$21.00	$—	$—	$29.16	$—	$—	$29.16
Expiring Straight-line Rent	$33.61	$36.42	$20.49	$—	$—	$28.00	$—	$—	$28.00
Change in Straight-line Rent	4.2%	8.8%	2.5%	—%	—%	4.2%	—%	—%	4.2%
Cash Rent Per Square Foot
Renewal Cash Rent	$35.20	$40.19	$21.67	$—	$—	$29.59	$—	$—	$29.59
Expiring Cash Rent	$35.10	$41.29	$21.52	$—	$—	$29.58	$—	$—	$29.58
Change in Cash Rent	0.3%	(2.7%)	0.7%	—%	—%	0.1%	—%	—%	0.1%
Average Escalations Per Year	2.6%	2.8%	2.2%	—%	—%	2.4%	—%	—%	2.4%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	77	418	495	—	—	495
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$7.77	$—	$1.21	$—	$—	$1.21
Weighted Average Lease Term in Years	—	—	—	10.4	15.0	14.3	—	—	14.3
Straight-line Rent Per Square Foot	$—	$—	$—	$33.39	$31.69	$31.96	$—	$—	$31.96
Cash Rent Per Square Foot	$—	$—	$—	$30.46	$27.40	$27.88	$—	$—	$27.88
Vacant Space
Leased Square Feet	40	42	2	1	—	86	10	3	99
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$8.14	$10.76	$13.55	$6.16	$—	$9.50	$13.03	$10.98	$9.91
Weighted Average Lease Term in Years	6.7	10.5	5.5	5.0	—	8.5	4.0	5.0	7.9
Straight-line Rent Per Square Foot	$29.26	$33.13	$44.04	$28.91	$—	$31.46	$32.46	$27.93	$31.44
Cash Rent Per Square Foot	$28.60	$33.70	$45.50	$27.50	$—	$31.44	$32.57	$26.30	$31.37
Total Square Feet Leased	131	58	88	79	418	775	10	3	788
Average Escalations Per Year	2.9%	2.5%	2.2%	2.8%	2.3%	2.4%	2.7%	3.0%	2.4%
Average Escalations Excl. Data Center Shells									2.7%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

Corporate Office Properties Trust
Lease Expiration Analysis as of 3/31/23 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	1,073	$42,296	7.0%	$39.40
NoVA Defense/IT	113	3,589	0.6%	31.69
Navy Support	55	1,470	0.2%	26.74
Regional Office	129	2,529	0.4%	19.43
2023	1,370	49,884	8.3%	36.38
Ft Meade/BW Corridor	1,310	49,068	8.2%	37.42
NoVA Defense/IT	449	16,546	2.8%	36.88
Navy Support	465	11,621	1.9%	24.97
Redstone Arsenal	122	3,540	0.6%	29.05
Data Center Shells-Unconsolidated JV Properties	546	710	0.1%	13.01
Regional Office	189	5,530	0.9%	28.98
2024	3,081	87,016	14.5%	33.56
Ft Meade/BW Corridor	1,895	69,808	11.6%	36.78
NoVA Defense/IT	296	12,303	2.0%	41.56
Lackland Air Force Base	703	39,372	6.6%	56.03
Navy Support	152	3,853	0.6%	25.38
Redstone Arsenal	296	6,850	1.1%	23.04
Data Center Shells-Unconsolidated JV Properties	121	170	—%	14.09
Regional Office	76	2,975	0.5%	39.36
2025	3,539	135,330	22.5%	39.42
Ft Meade/BW Corridor	806	32,018	5.3%	39.71
NoVA Defense/IT	66	2,092	0.3%	31.47
Lackland Air Force Base	250	12,565	2.1%	50.26
Navy Support	170	5,875	1.0%	34.48
Redstone Arsenal	29	728	0.1%	25.36
Data Center Shells-Unconsolidated JV Properties	446	794	0.1%	17.80
Regional Office	162	5,868	1.0%	36.30
2026	1,929	59,939	10.0%	39.23
Ft Meade/BW Corridor	500	16,918	2.8%	33.81
NoVA Defense/IT	189	6,338	1.1%	33.56
Navy Support	182	7,213	1.2%	39.58
Redstone Arsenal	160	4,235	0.7%	26.41
Data Center Shells-Unconsolidated JV Properties	364	481	0.1%	13.22
Regional Office	96	4,055	0.7%	41.81
2027	1,491	39,241	6.5%	33.67
Thereafter
Consolidated Properties	7,017	224,951	37.5%	31.30
Unconsolidated JV Properties	2,819	4,486	0.7%	15.92
Core Portfolio	21,246	$600,847	100.0%	$34.25

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio	21,246	$600,847	98.6%	$34.25
Other	126	8,604	1.4%	22.42
Total Portfolio	21,372	$609,451	100.0%	$34.16
Consolidated Portfolio	17,077	$602,809
Unconsolidated JV Properties	4,295	$6,641

Note: As of 3/31/23, the weighted average lease term was 5.3 years for the core portfolio, 5.2 years for the total portfolio and 4.9 years for the consolidated portfolio.

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/23. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.
(2)A number of our leases are subject to certain early termination provisions.  The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(4)Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2023 Core Portfolio Quarterly Lease Expiration Analysis as of 3/31/23 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	531	$20,288	3.4%	$38.19
NoVA Defense/IT	24	604	0.1%	25.67
Navy Support	12	344	0.1%	27.86
Regional Office	99	1,282	0.2%	12.91
Q2 2023	666	22,518	3.8%	33.79
Ft Meade/BW Corridor	223	8,246	1.4%	36.90
NoVA Defense/IT	30	1,023	0.2%	34.19
Navy Support	18	456	0.1%	25.66
Regional Office	—	14	—%	—
Q3 2023	271	9,739	1.7%	35.86
Ft Meade/BW Corridor	318	13,762	2.3%	43.18
NoVA Defense/IT	60	1,962	0.3%	32.81
Navy Support	25	670	0.1%	26.96
Regional Office	30	1,233	0.2%	41.18
Q4 2023	433	17,627	2.9%	40.68
	1,370	$49,884	8.3%	$36.38

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/23.
(2)A number of our leases are subject to certain early termination provisions.  The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

Corporate Office Properties Trust
Top 20 Tenants as of 3/31/23 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$218,478	35.8%	5,168	3.6
Fortune 100 Company		39,999	6.6%	5,573	8.0
General Dynamics Corporation		33,312	5.5%	729	2.2
The Boeing Company		14,916	2.4%	442	3.4
Northrop Grumman Corporation		14,631	2.4%	519	6.5
CACI International Inc		14,588	2.4%	354	2.0
Peraton Corp.		12,461	2.0%	330	5.5
Fortune 100 Company		11,660	1.9%	183	11.5
Booz Allen Hamilton, Inc.		11,611	1.9%	297	2.9
Morrison & Foerster, LLP		9,437	1.5%	102	14.0
CareFirst Inc.		8,836	1.4%	322	9.4
KBR, Inc.		7,403	1.2%	295	7.5
Yulista Holding, LLC		6,816	1.1%	368	6.7
Wells Fargo & Company		6,815	1.1%	159	5.0
Raytheon Technologies Corporation		6,775	1.1%	186	4.2
Miles and Stockbridge, PC		6,580	1.1%	160	3.7
AT&T Corporation		6,528	1.1%	321	6.5
Mantech International Corp.		6,402	1.1%	200	2.3
Jacobs Engineering Group Inc.		6,306	1.0%	185	5.8
The University System of Maryland		5,772	0.9%	172	5.5
Subtotal Top 20 Tenants		449,326	73.5%	16,065	5.7
All remaining tenants		160,125	26.5%	5,307	3.9
Total / Weighted Average		$609,451	100.0%	21,372	5.2

(1)For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $6.6 million (see page 33 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 3/31/23, $5.5 million of our ARR was through the General Services Administration (GSA), representing 2.5% of our ARR from the United States Government and 0.9% of our total ARR.

Corporate Office Properties Trust
Property Dispositions
(dollars and square feet in thousands)

Property	Property Segment	Location	# of Properties	Operational Square Feet	Transaction Date	% Occupied on Transaction Date	Transaction Value (in millions)
90% interest in P2 A, B and C (1)	Data Center Shells	Northern Virginia	3	748	1/10/23	100.0%	$190

(1)     We sold a 90% interest in these properties based on an aggregate property value of $211.3 million and retained a 10% interest in the properties through a newly-formed JV.

Corporate Office Properties Trust
Summary of Development Projects as of 3/31/23 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 3/31/23	as of 3/31/23 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment	Location
Fort Meade/BW Corridor:
550 National Business Parkway	Annapolis Junction, Maryland	186	100%	$74,835	$47,366	$—	3Q 23	4Q 23

Redstone Arsenal:
7000 Redstone Gateway (4)	Huntsville, Alabama	46	78%	12,368	8,701	5,354	3Q 22	3Q 23
300 Secured Gateway	Huntsville, Alabama	206	100%	67,679	39,842	—	4Q 22	4Q 23
5300 Redstone Gateway	Huntsville, Alabama	46	100%	13,500	1,648	—	1Q 24	1Q 24
8100 Rideout Road	Huntsville, Alabama	131	20%	39,325	19,483	—	3Q 23	3Q 24
Subtotal / Average		429	73%	132,872	69,674	5,354

Data Center Shells:
PS A	Northern Virginia	227	100%	64,000	29,164	—	3Q 23	3Q 23
PS B	Northern Virginia	193	100%	53,000	9,586	—	4Q 23	4Q 23
Southpoint Phase 2 Bldg A	Northern Virginia	225	100%	82,500	5,239	—	2Q 25	2Q 25
Southpoint Phase 2 Bldg B	Northern Virginia	193	100%	70,500	4,464	—	4Q 25	4Q 25
Subtotal / Average		838	100%	270,000	48,453	—

Total Under Development		1,453	92%	$477,707	$165,493	$5,354

(1)Includes properties under, or contractually committed for, development as of 3/31/23.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 21,000 square feet were operational as of 3/31/23.

Corporate Office Properties Trust
Development Placed in Service as of 3/31/23
(square feet in thousands)

		Total Property		Square Feet Placed in Service			Total Space Placed in Service % Leased as of 3/31/23
	Property Segment	% Leased as of 3/31/23	Rentable Square Feet	Prior Year	2023	Total
Property and Location					1st Quarter
Expedition VII St. Mary’s County, Maryland	Navy Support	62%	29	18	11	29	62%
% Leased as of 3/31/23					0%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 3/31/23 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	144	1,630
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	289	3,258
NoVA Defense/IT	29	1,171
Navy Support	38	64
Redstone Arsenal (2)	300	3,400
Data Center Shells	10	232
Total Defense/IT Locations	666	8,125
Regional Office	10	900
Total land owned/controlled for future development	676	9,025	$185,772

Other land owned/controlled	43	638	3,520
Land held, net	719	9,663	$189,292

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 25. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 32). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 3/31/23

Debt
Secured debt	2.4	4.79%	3.55%	$101,651
Unsecured debt	6.7	2.92%	2.97%	2,043,611
Total Consolidated Debt	6.5	3.00%	3.00%	$2,145,262

Fixed rate debt (3)	6.8	2.56%	2.94%	$2,102,262
Variable rate debt	4.4	5.99%	5.88%	43,000
Total Consolidated Debt				$2,145,262

Common Equity
Common Shares				112,514
Common Units (4)				1,847
Total Common Shares and Units				114,361

Closing Common Share Price on 3/31/23				$23.71
Equity Market Capitalization (5)				$2,711,499

Total Market Capitalization (5)				$4,856,761
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility and term loan.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts totaling $233.5 million that hedge the risk of changes in interest rates on variable rate debt.
(4)Includes certain unvested share-based compensation awards in the form of profit interest units.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	9/28/22
Moody’s	Baa3	Stable	1/17/23
S&P	BBB-	Stable	8/12/22

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/23
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	SOFR+ 0.10%+1.05%	$118,000	Oct-26	(1)(2)	LW Redstone:
					1000, 1200 & 1100 Redstone Gateway (3)	4.47%	(4)	$29,131	$27,649	Jun-24
Senior Unsecured Notes
2.25% due 2026	2.25%	400,000	Mar-26		4000 & 4100 Market Street and 8800 Redstone Gateway (2)(3)	SOFR +0.10%+1.55%		22,700	$22,100	Mar-25	(5)
2.00% due 2029	2.00%	400,000	Jan-29
2.75% due 2031	2.75%	600,000	Apr-31		M Square:
2.90% due 2033	2.90%	400,000	Dec-33		5825 & 5850 University Research Court (3)	3.82%		39,000	$35,603	Jun-26
Subtotal - Senior Unsecured Notes	2.51%	$1,800,000
					5801 University Research Court (2)(3)	SOFR +0.10%+1.45%		10,820	$10,020	Aug-26
Unsecured Bank Term Loans
2026 Maturity	SOFR+ 0.10%+1.30%	$125,000	Jan-26	(2)(6)	Total Secured Debt	4.79%		$101,651
Other Unsecured Debt	0.00%	611	May-26
Total Unsecured Debt	2.92%	$2,043,611

Debt Summary
Total Unsecured Debt	2.92%	$2,043,611
Total Secured Debt	4.79%	101,651
Consolidated Debt	3.00%	$2,145,262

Debt per balance sheet		$2,123,012
Net discounts and deferred financing costs		22,250
Consolidated Debt		2,145,262
COPT’s share of unconsolidated JV gross debt (7)		52,226
Gross debt		$2,197,488
(1)The Company’s $600.0 million Revolving Credit Facility matures in October 2026 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)Represents the weighted average rate of three loans on the properties.
(5)The loan maturity may be extended for two one-year periods, provided certain conditions are met.
(6)The Company’s term loan matures in January 2026 and may be extended by two 12-month periods at our option.
(7)See page 33 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/23 (continued)

(1)Revolving Credit Facility maturity of $118.0 million is included above in 2027 assuming our exercise of two six-month extension options.
(2)Term loan balance of $125.0 million is included in 2028 assuming our exercise of two 12-month extension options.
(3)Includes the effect of interest rate swaps with notional amounts totaling $233.5 million that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 3/31/23				As of and for Three Months Ended 3/31/23
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)(2)	Required
Total Debt / Total Assets	< 60%	38.5%		Total Debt / Total Assets	< 60%	37.3%
Secured Debt / Total Assets	< 40%	1.8%		Secured Debt / Total Assets	< 40%	2.2%
Debt Service Coverage	> 1.5x	5.1x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.7x
Unencumbered Assets / Unsecured Debt	> 150%	261.0%		Unsecured Debt / Unencumbered Assets	< 60%	37.2%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	5.4x

Debt Ratios (All coverage computations include discontinued operations)	Page Refer.			Unencumbered Portfolio Analysis
GAAP				# of unencumbered properties		166
Debt per balance sheet	6	$2,123,012		% of total portfolio		86%
Total assets	6	$4,177,992		Unencumbered square feet in-service		19,008
Debt to assets		50.8%		% of total portfolio		83%
Net income	7	$80,398		NOI from unencumbered real estate operations		$90,358
Debt to net income ratio (2)		6.6	x	% of total NOI from real estate operations		96%
Interest expense	7	$16,442		Adjusted EBITDA from unencumbered real estate operations		$83,899
Net income to interest expense ratio		4.9	x	% of total adjusted EBITDA from real estate operations		96%
				Unencumbered adjusted book		$5,450,321
Non-GAAP				% of total adjusted book		95%
Net debt	37	$2,181,408
Adjusted book	37	$5,719,476
Net debt to adjusted book		38.1%
Net debt adj. for fully-leased development	37	$2,044,099
In-place adjusted EBITDA	11	$88,024
Net debt to in-place adjusted EBITDA ratio		6.2	x
Net debt adj. for fully-leased devel. to in-place adj. EBITDA ratio		5.8	x
Denominator for debt service coverage	36	$16,755
Denominator for fixed charge coverage	36	$17,525
Adjusted EBITDA	11	$87,443
Adjusted EBITDA debt service coverage ratio		5.2	x
Adjusted EBITDA fixed charge coverage ratio		5.0	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 3/31/23
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)		Venture Level Debt Outstanding (3)	COPT Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Total Assets (2)
Suburban Maryland:
M Square Associates, LLC (4 properties)	414	92.1%	92.1%	$732	$95,611	$49,820	50%
Huntsville, Alabama:
LW Redstone Company, LLC (20 properties)	1,933	90.2%	98.2%	8,416	473,901	51,831	85%	(4)
Washington, D.C.:
Stevens Place (1 property)	188	60.6%	60.6%	1,346	168,445	—	95%
Total / Average	2,535	88.3%	94.5%	$10,494	$737,957	$101,651

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Nominal Ownership %
Suburban Maryland:
M Square Research Park	348	$5,923	$—	50%
Huntsville, Alabama:
Redstone Gateway (5)	3,808	159,144	—	85%	(3)
Total	4,156	$165,067	$—

(1)Represents NOI from real estate operations of the joint venture operating properties before allocation to joint venture partners.
(2)Total assets includes the assets of the consolidated joint venture plus any outside investment basis.
(3)Excludes debt from us to the joint venture, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(5)Total assets include $70.6 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures as of 3/31/23 (1)
(dollars and square feet in thousands)

Joint venture information
COPT ownership %	10%
COPT’s investment	$40,476	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
COPT’s share of ARR	$6,641

Balance sheet information	Total	COPT’s Share (3)
Operating properties, net	$974,230	$97,423
Total assets	$1,081,407	$108,141
Debt	$515,456	$51,546
Total liabilities	$607,341	$60,734

	Three Months Ended
Operating information	Total	COPT’s Share (3)
Revenue	$19,065	$1,907
Operating expenses	(2,649)	(265)
NOI from real estate operations and EBITDAre (4)	16,416	1,642
Interest expense	(9,034)	(903)
Depreciation and amortization	(8,466)	(801)
Net loss	$(1,084)	$(62)

NOI from real estate operations (per above) (4)	$16,416	$1,642
Straight line rent adjustments	(808)	(81)
Amortization of acquired above- and below-market rents	(2,094)	(210)
Cash NOI from real estate operations (4)	$13,514	$1,351
(1)Includes equity method investments in five joint ventures that own and operate data center shell properties. On 1/10/23, we sold a 90% interest in three data center shell properties totaling 748,000 square feet based on an aggregate property value of $211.3 million and retained a 10% interest in the properties through a newly-formed JV; as of 1/10/23, these properties were 100% occupied and COPT’s 10% share of the ARR was $1.3 million.
(2)Includes $42.3 million reported in “Investment in unconsolidated real estate joint ventures” and $1.8 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet.
(3)Represents the portion allocable to our ownership interest.
(4)Refer to the section entitled “Definitions” for definitions of these measures.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measure
(in thousands)

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Net income	$80,398	$52,087	$32,316	$33,595	$60,824
Construction contract and other service revenues	(15,820)	(24,062)	(34,813)	(42,557)	(53,200)
Depreciation and other amortization associated with real estate operations	36,995	36,907	35,247	34,812	34,264
Construction contract and other service expenses	15,201	23,454	33,555	41,304	51,650
General and administrative expenses	7,996	7,766	6,558	6,467	6,670
Leasing expenses	1,999	2,235	2,340	1,888	1,874
Business development expenses and land carry costs	495	1,157	552	701	783
Interest expense	16,442	16,819	15,123	14,808	14,424
Interest and other income	(2,323)	(3,340)	(2,290)	(1,818)	(1,893)
Credit loss expense (recoveries)	67	(1,331)	1,693	225	(316)
Gain on sales of real estate from continuing operations	(49,378)	(19,238)	(16)	19	(15)
Loss on early extinguishment of debt	—	267	—	—	342
Equity in loss (income) of unconsolidated entities	64	(229)	(308)	(318)	(888)
Unconsolidated real estate JVs NOI allocable to COPT included in equity in income of unconsolidated entities (1)	1,642	1,095	1,072	1,080	1,080
Income tax expense	125	223	67	4	153
Discontinued operations	—	—	—	—	(29,573)
Revenues from real estate operations from discontinued operations	—	—	—	—	1,980
Property operating expenses from discontinued operations	—	—	—	—	(971)
NOI from real estate operations	93,903	93,810	91,096	90,210	87,188
Straight line rent adjustments and lease incentive amortization	(3,818)	(2,974)	932	(2,859)	(2,921)
Amortization of acquired above- and below-market rents	(166)	(131)	(97)	(97)	(519)
Amortization of intangibles and other assets to property operating expenses	147	146	147	147	146
Lease termination fees, net	(1,221)	(1,026)	(591)	(399)	(221)
Tenant funded landlord assets and lease incentives	(1,230)	(1,109)	(3,530)	(1,342)	(1,834)
Cash NOI adjustments in unconsolidated real estate JVs	(291)	(83)	(87)	(92)	(98)
Cash NOI from real estate operations	$87,324	$88,633	$87,870	$85,568	$81,741

NOI from real estate operations (from above)	$93,903	$93,810	$91,096	$90,210	$87,188
Non-Same Properties NOI from real estate operations	(9,451)	(9,015)	(6,611)	(6,603)	(5,762)
Same Properties NOI from real estate operations	84,452	84,795	84,485	83,607	81,426
Straight line rent adjustments and lease incentive amortization	1,392	319	544	(1,301)	(2,291)
Amortization of acquired above- and below-market rents	(166)	(131)	(97)	(97)	(519)
Lease termination fees, net	(1,221)	(1,026)	(591)	(399)	(221)
Tenant funded landlord assets and lease incentives	(1,188)	(1,068)	(2,026)	(1,311)	(1,510)
Cash NOI adjustments in unconsolidated real estate JVs	(75)	(81)	(87)	(92)	(98)
Same Properties Cash NOI from real estate operations	$83,194	$82,808	$82,228	$80,407	$76,787
(1)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Real estate revenues
Lease revenue
Fixed contractual payments	$116,039	$116,349	$113,700	$112,691	$112,620
Variable lease payments (1)	34,521	33,673	32,781	29,586	30,749
Lease revenue	150,560	150,022	146,481	142,277	143,369
Other property revenue	1,121	1,163	1,206	969	891
Real estate revenues	$151,681	$151,185	$147,687	$143,246	$144,260

Provision for credit losses on billed lease revenue	$269	$—	$5	$496	$—

Discontinued operations
Revenues from real estate operations	$—	$—	$—	$—	$1,980
Property operating expenses	—	—	—	—	(971)
Gain on sale of real estate	—	—	—	—	28,564
Discontinued operations	$—	$—	$—	$—	$29,573

Total revenues from continuing operations	$167,501	$175,247	$182,500	$185,803	$195,480
Construction contract and other service revenues	(15,820)	(24,062)	(34,813)	(42,557)	(53,200)
Revenues from discontinued operations	—	—	—	—	1,980
Real estate revenues	$151,681	$151,185	$147,687	$143,246	$144,260

Gain on sales of real estate from continuing operations	$49,378	$19,238	$16	$(19)	$15
Gain on sales of real estate from discontinued operations	—	—	—	—	28,564
Gain on sales of real estate	$49,378	$19,238	$16	$(19)	$28,579
(1)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Total interest expense	$16,442	$16,819	$15,123	$14,808	$14,424
Less: Amortization of deferred financing costs	(632)	(619)	(540)	(541)	(597)
Less: Amortization of net debt discounts, net of amounts capitalized	(618)	(615)	(612)	(608)	(605)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and loss on interest rate derivatives	773	423	236	233	231
Denominator for interest coverage	15,965	16,008	14,207	13,892	13,453
Scheduled principal amortization	790	864	851	844	774
Denominator for debt service coverage	16,755	16,872	15,058	14,736	14,227
Capitalized interest	770	1,835	1,969	1,376	1,529
Denominator for fixed charge coverage	$17,525	$18,707	$17,027	$16,112	$15,756

Dividends on unrestricted common and deferred shares	$31,989	$30,844	$30,844	$30,842	$30,837
Distributions on unrestricted common units	430	406	406	407	404
Dividends and distributions on restricted shares and units	215	134	140	135	158
Total dividends and distributions for GAAP payout ratio	32,634	31,384	31,390	31,384	31,399
Dividends and distributions on antidilutive shares and units	(216)	(121)	(127)	(123)	(145)
Dividends and distributions for non-GAAP payout ratios	$32,418	$31,263	$31,263	$31,261	$31,254

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Total assets	$4,177,992	$4,257,275	$4,269,329	$4,185,193	$4,132,026
Accumulated depreciation	1,300,430	1,267,434	1,245,313	1,213,711	1,182,652
Accumulated depreciation included in assets held for sale	—	6,014	—	—	—
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	224,791	222,779	221,646	218,560	217,607
COPT’s share of liabilities of unconsolidated real estate JVs	60,734	52,404	27,272	27,296	27,367
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	6,936	6,078	5,495	4,911	4,328
Less: Property - operating lease liabilities	(34,896)	(28,759)	(29,088)	(29,412)	(29,729)
Less: Property - finance lease liabilities	(431)	—	—	—	—
Less: Cash and cash equivalents	(15,199)	(12,337)	(12,643)	(20,735)	(19,347)
Less: COPT’s share of cash of unconsolidated real estate JVs	(881)	(456)	(547)	(457)	(458)
Adjusted book	$5,719,476	$5,770,432	$5,726,777	$5,599,067	$5,514,446

Gross debt (page 29)	$2,197,488	$2,307,054	$2,319,068	$2,227,918	$2,207,762
Less: Cash and cash equivalents	(15,199)	(12,337)	(12,643)	(20,735)	(19,347)
Less: COPT’s share of cash of unconsolidated real estate JVs	(881)	(456)	(547)	(457)	(458)
Net debt	2,181,408	2,294,261	2,305,878	2,206,726	2,187,957
Costs incurred on fully-leased development properties	(137,309)	(95,972)	(275,359)	(223,485)	(154,259)
Net debt adjusted for fully-leased development	$2,044,099	$2,198,289	$2,030,519	$1,983,241	$2,033,698

Net debt	$2,181,408	$2,294,261	$2,305,878	$2,206,726	$2,187,957
Pro forma debt adjustments from subsequent event transaction proceeds (1)	N/A	(189,000)	N/A	N/A	N/A
Pro forma net debt	2,181,408	2,105,261	2,305,878	2,206,726	2,187,957
Costs incurred on fully-leased development properties	(137,309)	(95,972)	(275,359)	(223,485)	(154,259)
Pro forma net debt adjusted for fully-leased development	$2,044,099	$2,009,289	$2,030,519	$1,983,241	$2,033,698

(1)Includes, for the 12/31/22 period, the effect of resulting proceeds available for debt pay downs from our sale on 1/10/23 of a 90% interest in three data center shell properties.

Corporate Office Properties Trust
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance and ability to repay outstanding debt from operations.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
This measure divides Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-

Corporate Office Properties Trust
Definitions
funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Properties groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; executive transition costs associated with named executive officers; and, for periods prior to 10/1/22, demolition costs on redevelopment and nonrecurring improvements and executive transition costs associated with other senior management team members.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we

Corporate Office Properties Trust
Definitions
believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as debt reported on our consolidated balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt adjusted for fully-leased development
Defined as Net debt less costs incurred on properties under development that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of fully leased properties under development that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

Corporate Office Properties Trust
Definitions
Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased development divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues from continuing and discontinued operations; consolidated property operating expenses from continuing and discontinued operations; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Properties groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Pro forma net debt, pro forma net debt adjusted for fully-leased development, pro forma in-place adjusted EBITDA and associated ratios
These measures and the ratios in which they are used adjust for the effect of noted dispositions of interests in properties that occurred subsequent to the end of reporting periods and before our release of financial results for such periods. The adjustments remove Adjusted EBITDA from real estate operations associated with the disposed interests in properties and adjust our net debt measures for resulting proceeds available for debt pay downs to reflect these measures and ratios as if such events occurring subsequent to a three month reporting period occurred at the beginning of such reporting period. We believe that these adjustments are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that these further adjusted versions of these measures/ratios are useful in presenting the effect of the dispositions on our un-levered performance and ability to repay outstanding debt from operations.  We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to pro forma net debt and pro forma net debt adjusted for fully-leased development and that net income is the most directly comparable GAAP measure to pro forma in-place adjusted EBITDA.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Properties NOI from real estate operations and Same Properties cash NOI from real estate operations Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

Corporate Office Properties Trust
Definitions
Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis.

Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.

Committed cost per square foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Debt to net income ratio — Represents debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

Development Properties — Properties under, or contractually committed for, development.

Equity Market Capitalization — Defined as the sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating properties stably owned and 100% operational since at least 1/1/22.

Second Generation Space — Space leased that has been previously occupied.

Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.

Total Market Capitalization — Defined as the sum of: (1) consolidated outstanding debt, excluding discounts, premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

Vacancy leasing activity ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.

Vacant space leased — Includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Venkat Kommineni, CFA	Michelle Layne
	443-285-5587	443-285-5452
	venkat.kommineni@copt.com	michelle.layne@copt.com

COPT First Quarter 2023 Results Exceed Guidance
_______________________________________________________________

EPS of $0.70 for 1Q23 and
FFO per Share, as Adjusted for Comparability, of $0.59
Exceeded High-End of Guidance

Narrowed 2023 FFO per Share Guidance, Midpoint Unchanged

Core Portfolio 92.9% Occupied and 95.1% Leased

Same-Property Cash NOI Increased 8.3% in the Quarter
Raising Same-Property Cash NOI Guidance for the Year by 100 Basis Points, to 3%-5%

1.5 million SF of Active Developments are 92% Leased
_______________________________________________________________

Strong Leasing to Start the Year; On Track to Meet Development and Vacancy Leasing Goals

Total Leasing of 788,000 SF

495,000 SF of Development Leasing

99,000 SF of Vacancy Leasing
On Track to Achieve Annual Goal of 400,000 SF

Tenant Retention of 63.9%
Raising Tenant Retention Rate Guidance for the Year by 250 Basis Points, to 80%-85%
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) April 27, 2023 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced results for the first quarter ended March 31, 2023.

Management Comments
Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Our Defense/IT investment strategy, which has concentrated our portfolio near priority U.S. defense installations, continues to produce solid results, as evidenced by the 96.7% leased rate in our Defense / IT segment, which accounts for 90% of our core portfolio annualized rental revenue. Our first quarter results were strong as FFO per share exceeded the midpoint of our guidance range by $0.02, though given the uncertain interest rate environment, we are maintaining the midpoint of our full year guidance at $2.38 per share. Same property Cash NOI increased 8.3% year over year, which led us to increase our full year guidance by 100 basis points. We raised our full year retention rate by 250 basis points,
i

which reflects our tenant’s need to execute their missions at our strategic locations. Leasing overall is off to a great start, having already achieved roughly 70% of our full year development leasing goal, while vacancy leasing is right on track with our 400,000 square foot goal. Our investment grade rated balance sheet is well positioned to navigate the challenging capital markets environment as we have no significant debt maturities until 2026.”

“In February, we announced a 3.6% increase to our quarterly dividend, which marks our first dividend increase since 2010. This dividend increase illustrates the high level of confidence we have in our ability to grow our FFO per share, while self-funding the equity required for our expected development pipeline. The outlook for defense spending remains strong, as the FY 2024 Defense budget request calls for a 3.6% year over year increase, which follows the roughly $100 billion increase between FY21-FY23.”

Financial Highlights

1st Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.70 for the quarter ended March 31, 2023 compared to $0.52 for the quarter ended March 31, 2022.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition and as adjusted for comparability, was $0.59 for the quarter ended March 31, 2023 compared to $0.58 for the quarter ended March 31, 2022.

Operating Performance Highlights

Operating Portfolio Summary:
•At March 31, 2023, the Company’s 22.9 million square foot core portfolio was 92.9% occupied and 95.1% leased.

Same-Property Performance:
•At March 31, 2023, the Company’s 20.6 million square foot same-property portfolio was 92.1% occupied and 94.5% leased.

•The Company’s same-property cash NOI increased 8.3% for the three months ended March 31, 2023, compared to the same period in 2022.

Leasing:
•Total Square Feet Leased: For the quarter ended March 31, 2023, the Company leased 788,000 square feet, including 194,000 square feet of renewals, 99,000 square feet of vacancy leasing, and 495,000 square feet in development projects.

•Tenant Retention Rates: During the quarter ended March 31, 2023, the Company renewed 63.9% of expiring square feet. Tenant retention rate guidance for 2023 was increased by 250 basis points at the midpoint to 80%-85% from 75%-85%.

•Rent Spreads & Average Escalations on Renewing Leases: For the quarter ended March 31, 2023, straight-line rents on renewals increased 4.2% and cash rents on renewed space were slightly positive. For the same time period, annual escalations on renewing leases averaged 2.4%.

•Lease Terms: In the quarter ended March 31, 2023, lease terms averaged 2.7 years on renewing leases, 7.9 years on vacancy leasing and 14.3 years on development leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of nine properties totaling 1.5 million square feet that were 92% leased at March 31, 2023. These projects represent a total estimated investment of $477.7 million, of which $165.5 million has been spent.

Balance Sheet and Capital Transaction Highlights
•On January 10, 2023, the Company sold three data center shells to a new, 90%/10% joint venture with entities affiliated with Blackstone, generating approximately $190 million of proceeds.

•For the quarter ended March 31, 2023, the Company’s adjusted EBITDA fixed charge coverage ratio was 5.0x.

•At March 31, 2023, the Company’s net debt to in-place adjusted EBITDA ratio was 6.2x and its net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio was 5.8x.

•At March 31, 2023, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.0% with a weighted average maturity of 6.5 years; additionally, 98.0% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its first quarter 2023 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT’s Investors website: https://investors.copt.com/financial-information/financial-results

2023 Guidance
Management is updating its full-year guidance for diluted EPS and diluted FFOPS, per Nareit and as adjusted for comparability, from the prior range of $1.45-$1.53, and $2.34-$2.42, respectively, to new ranges of $1.46-$1.52, and $2.35-$2.41, respectively. Management is establishing second quarter guidance for diluted EPS and diluted FFOPS per Nareit and as adjusted for comparability at $0.67-$0.69 and $0.57-$0.59, respectively. Reconciliations of projected diluted EPS to projected diluted FFOPS, in accordance with Nareit and as adjusted for comparability are as follows:

Reconciliation of Diluted EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter Ending June 30, 2023		Year Ending December 31, 2023
	Low	High	Low	High
Diluted EPS	$0.67	$0.69	$1.46	$1.52
Real estate-related depreciation and amortization	0.33	0.33	1.32	1.32
Gain on sales of real estate	(0.43)	(0.43)	(0.43)	(0.43)
Diluted FFOPS, Nareit definition and as adjusted for comparability	$0.57	$0.59	$2.35	$2.41

Conference Call Information
Management will discuss first quarter 2023 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Friday, April 28, 2023
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register.vevent.com/register/BI87782b47ac97407ba4fd64c7e403b916

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT’s Investors website.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what the Company believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of March 31, 2023, the Company derived 90% of its core portfolio annualized rental revenue from Defense/IT Locations and 10% from its Regional Office Properties. As of the same date and including 24 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 192 properties encompassed 22.9 million square feet and was 95.1% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2023	2022
Revenues
Lease revenue	$150,560	$141,389
Other property revenue	1,121	891
Construction contract and other service revenues	15,820	53,200
Total revenues	167,501	195,480
Operating expenses
Property operating expenses	59,420	57,181
Depreciation and amortization associated with real estate operations	36,995	34,264
Construction contract and other service expenses	15,201	51,650
General and administrative expenses	7,996	6,670
Leasing expenses	1,999	1,874
Business development expenses and land carry costs	495	783
Total operating expenses	122,106	152,422
Interest expense	(16,442)	(14,424)
Interest and other income	2,323	1,893
Credit loss (expense) recoveries	(67)	316
Gain on sales of real estate	49,378	15
Loss on early extinguishment of debt	—	(342)
Income from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	80,587	30,516
Equity in (loss) income of unconsolidated entities	(64)	888
Income tax expense	(125)	(153)
Income from continuing operations	80,398	31,251
Discontinued operations	—	29,573
Net Income	80,398	60,824
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(1,293)	(856)
Other consolidated entities	(326)	(649)
Net income attributable to common shareholders	$78,779	$59,319

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$78,779	$59,319
Amount allocable to share-based compensation awards	(248)	(181)
Redeemable noncontrolling interests	(64)	(39)
Numerator for diluted EPS	$78,467	$59,099
Denominator:
Weighted average common shares - basic	112,127	112,020
Dilutive effect of share-based compensation awards	410	426
Dilutive effect of redeemable noncontrolling interests	91	132
Weighted average common shares - diluted	112,628	112,578
Diluted EPS	$0.70	$0.52
v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2023	2022
Net income	$80,398	$60,824
Real estate-related depreciation and amortization	36,995	34,264
Gain on sales of real estate from continuing and discontinued operations	(49,378)	(28,579)
Depreciation and amortization on unconsolidated real estate JVs	801	526
Funds from operations (“FFO”)	68,816	67,035
FFO allocable to other noncontrolling interests	(708)	(1,042)
Basic FFO allocable to share-based compensation awards	(466)	(362)
Basic FFO available to common share and common unit holders (“Basic FFO”)	67,642	65,631
Redeemable noncontrolling interests	(30)	(6)
Diluted FFO adjustments allocable to share-based compensation awards	39	27
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	67,651	65,652
Loss on early extinguishment of debt	—	342
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	(2)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	67,651	65,992
Straight line rent adjustments and lease incentive amortization	(3,516)	(3,189)
Amortization of intangibles and other assets included in net operating income (“NOI”)	(19)	(372)
Share-based compensation, net of amounts capitalized	1,733	2,111
Amortization of deferred financing costs	632	597
Amortization of net debt discounts, net of amounts capitalized	618	605
Replacement capital expenditures	(28,210)	(17,358)
Other	(273)	39
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$38,616	$48,425
Diluted FFO per share	$0.59	$0.58
Diluted FFO per share, as adjusted for comparability	$0.59	$0.58
Dividends/distributions per common share/unit	$0.285	$0.275

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	March 31, 2023	December 31, 2022
Balance Sheet Data
Properties, net of accumulated depreciation	$3,614,075	$3,556,398
Total assets	$4,177,992	$4,257,275
Debt per balance sheet	$2,123,012	$2,231,794
Total liabilities	$2,383,730	$2,509,527
Redeemable noncontrolling interests	$25,448	$26,293
Total equity	$1,768,814	$1,721,455
Debt to assets	50.8%	52.4%
Net debt to adjusted book	38.1%	39.8%

Core Portfolio Data (as of period end)
Number of operating properties	192	192
Total operational square feet (in thousands)	22,863	22,849
% Occupied	92.9%	92.8%
% Leased	95.1%	95.3%

	For the Three Months Ended March 31,
	2023		2022
GAAP
Payout ratio:
Net income	40.6%		51.6%
Debt ratios:
Net income to interest expense ratio	4.9	x	4.2	x
Debt to net income ratio	6.6	x	8.9	x
Non-GAAP
Payout ratios:
Diluted FFO	47.9%		47.6%
Diluted FFO, as adjusted for comparability	47.9%		47.4%
Diluted AFFO	83.9%		64.5%
Debt ratios:
Adjusted EBITDA fixed charge coverage ratio	5.0	x	5.2	x
Net debt to in-place adjusted EBITDA ratio	6.2	x	6.6	x
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio	5.8	x	6.1	x

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,628		112,578
Weighted average common units	1,489		1,384
Denominator for diluted FFO per share and as adjusted for comparability	114,117		113,962

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2023	2022
Numerators for Payout Ratios
Dividends on unrestricted common and deferred shares	$31,989	$30,837
Distributions on unrestricted common units	430	404
Dividends and distributions on restricted shares and units	215	158
Total dividends and distributions for GAAP payout ratio	32,634	31,399
Dividends and distributions on antidilutive shares and units	(216)	(145)
Dividends and distributions for non-GAAP payout ratios	$32,418	$31,254

Reconciliation of net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$80,398	$60,824
Interest expense	16,442	14,424
Income tax expense	125	153
Real estate-related depreciation and amortization	36,995	34,264
Other depreciation and amortization	602	607
Gain on sales of real estate from continuing and discontinued operations	(49,378)	(28,579)
Adjustments from unconsolidated real estate JVs	1,704	758
EBITDAre	86,888	82,451
Loss on early extinguishment of debt	—	342
Net gain on other investments	—	(565)
Credit loss expense (recoveries)	67	(316)
Business development expenses	241	326
Executive transition costs	247	—
Adjusted EBITDA	87,443	82,238
Pro forma NOI adjustment for property changes within period	(318)	579
Change in collectability of deferred rental revenue	899	—
In-place adjusted EBITDA	$88,024	$82,817

Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$19,986	$10,010
Building improvements	2,141	6,832
Leasing costs	1,750	2,270
Net additions to tenant improvements and incentives	4,839	1,808
Excluded building improvements and leasing costs	(506)	(3,562)
Replacement capital expenditures	$28,210	$17,358

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2023	2022
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$16,442	$14,424
Less: Amortization of deferred financing costs	(632)	(597)
Less: Amortization of net debt discounts, net of amounts capitalized	(618)	(605)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and loss on interest rate derivatives	773	231
Scheduled principal amortization	790	774
Capitalized interest	770	1,529
Denominator for fixed charge coverage-Adjusted EBITDA	$17,525	$15,756

Reconciliation of net income to NOI from real estate operations, same properties NOI from real estate operations and same properties cash NOI from real estate operations
Net income	$80,398	$60,824
Construction contract and other service revenues	(15,820)	(53,200)
Depreciation and other amortization associated with real estate operations	36,995	34,264
Construction contract and other service expenses	15,201	51,650
General and administrative expenses	7,996	6,670
Leasing expenses	1,999	1,874
Business development expenses and land carry costs	495	783
Interest expense	16,442	14,424
Interest and other income	(2,323)	(1,893)
Credit loss expense (recoveries)	67	(316)
Gain on sales of real estate from continuing operations	(49,378)	(15)
Loss on early extinguishment of debt	—	342
Equity in loss (income) of unconsolidated entities	64	(888)
Unconsolidated real estate JVs NOI allocable to COPT included in equity in income of unconsolidated entities	1,642	1,080
Income tax expense	125	153
Discontinued operations	—	(29,573)
Revenues from real estate operations from discontinued operations	—	1,980
Property operating expenses from discontinued operations	—	(971)
NOI from real estate operations	93,903	87,188
Non-Same Properties NOI from real estate operations	(9,451)	(5,762)
Same Properties NOI from real estate operations	84,452	81,426
Straight line rent adjustments and lease incentive amortization	1,392	(2,291)
Amortization of acquired above- and below-market rents	(166)	(519)
Lease termination fees, net	(1,221)	(221)
Tenant funded landlord assets and lease incentives	(1,188)	(1,510)
Cash NOI adjustments in unconsolidated real estate JVs	(75)	(98)
Same Properties Cash NOI from real estate operations	$83,194	$76,787

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	March 31, 2023	December 31, 2022
Reconciliation of total assets to adjusted book
Total assets	$4,177,992	$4,257,275
Accumulated depreciation	1,300,430	1,267,434
Accumulated depreciation included in assets held for sale	—	6,014
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	224,791	222,779
COPT’s share of liabilities of unconsolidated real estate JVs	60,734	52,404
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	6,936	6,078
Less: Property - operating lease liabilities	(34,896)	(28,759)
Less: Property - finance lease liabilities	(431)	—
Less: Cash and cash equivalents	(15,199)	(12,337)
Less: COPT’s share of cash of unconsolidated real estate JVs	(881)	(456)
Adjusted book	$5,719,476	$5,770,432

	March 31, 2023	December 31, 2022	March 31, 2022
Reconciliation of debt to net debt, net debt adjusted for fully-leased development and pro forma net debt adjusted for fully-leased development
Debt per balance sheet	$2,123,012	$2,231,794	$2,156,784
Net discounts and deferred financing costs	22,250	23,160	24,728
COPT’s share of unconsolidated JV gross debt	52,226	52,100	26,250
Gross debt	2,197,488	2,307,054	2,207,762
Less: Cash and cash equivalents	(15,199)	(12,337)	(19,347)
Less: COPT’s share of cash of unconsolidated real estate JVs	(881)	(456)	(458)
Net debt	2,181,408	2,294,261	2,187,957
Costs incurred on fully-leased development properties	(137,309)	(95,972)	(154,259)
Net debt adjusted for fully-leased development	$2,044,099	$2,198,289	$2,033,698

Net debt	$2,181,408	$2,294,261	$2,187,957
Pro forma debt adjustments from subsequent event transaction proceeds	N/A	(189,000)	N/A
Pro forma net debt	2,181,408	2,105,261	2,187,957
Costs incurred on fully-leased development properties	(137,309)	(95,972)	(154,259)
Pro forma net debt adjusted for fully-leased development	$2,044,099	$2,009,289	$2,033,698
x